invitation homes™

Seattle

Southern California

Northern California

EARNINGS RELEASE
AND
SUPPLEMENTAL INFORMATION

Denver

Orlando

South Florida

SECOND QUARTER 2018

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 1

Earnings Press Release

Invitation Homes Reports Second Quarter 2018 Results
Dallas, TX, August 9, 2018 — Invitation Homes Inc. (NYSE: INVH) ("Invitation Homes" or the "Company"), a leading owner and operator of single-family homes for lease in the United States, today announced its second quarter 2018 financial and operating results.

Second Quarter 2018 Highlights

•
Year-over-year, total revenues increased 78.5% to $432 million, total property operating and maintenance expenses increased 78.2% to $165 million, and net income (loss) attributable to common shareholders decreased to a $14 million loss, or a $0.03 loss per share.

•	Core FFO per share increased 19.3% year-over-year to $0.29 per share.

•	Same Store NOI grew 5.0% year-over-year on 4.5% Same Store Core revenue growth and 3.6% Same Store Core operating expense growth.

•	Same Store average occupancy was 96.0%, up 20 basis points year-over-year.

•	Continued strong Same Store renewal rent growth of 4.7% and a seasonal acceleration in new lease rent growth to 4.8% drove Same Store blended rent growth of 4.7%.

•
The Company has raised its expectation for total annual run-rate merger synergies by $5 million to $50 - $55 million. The Company expects to realize 75% of total cost synergies on a run-rate basis by the end of 2018, with the remainder to be realized by mid-2019.

•
As previously announced, in the second quarter of 2018, the Company repaid $2.3 billion of existing securitization debt maturing in 2020 with proceeds from two newly issued seven-year securitization loans. In July 2018, the Company repaid an additional $200 million of securitization debt maturing in 2021 using the remaining proceeds from its second quarter issuance and cash on hand. These transactions are expected to lower the weighted average spread on the Company's floating rate debt by 25 basis points, and extend weighted average maturity to 5.4 years.

Chief Executive Officer Fred Tuomi comments: "We continue to believe that favorable supply, demand, and demographics trends in our high-growth markets create a long future runway for outsized NOI and Core FFO growth. In the second quarter of 2018, we continued to execute well and provide outstanding resident service, achieving another quarter of lower year-over-year turnover that drove Same Store average occupancy to its highest level in the last six quarters at 96.0%, while blended rent growth remained strong at 4.7%. As a result, Same Store Core revenues grew 4.5% year-over-year in the second quarter of 2018, up from 4.1% year-over-year growth in the first quarter of 2018.

"We are maintaining the midpoints of our Same Store Core revenue growth and 2018 Core FFO per share guidance, and narrowing the ranges to 4.3% - 4.7% and $1.15 - $1.19. Favorable fundamentals are expected to continue supporting revenue growth, and better than expected interest expense savings due to opportunistic refinancing activity are likely to offset higher Same Store operating expenses. We are also pleased that synergy savings are expected to exceed our initial estimates, and achievement has occurred faster in 2018 than we originally anticipated.

"As we enter the second half of 2018, we remain focused on widening our competitive advantages in the marketplace - namely our people, locations, scale, and service - for the benefit of residents, associates, and shareholders."

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 2

Financial Results

Net Income (Loss), FFO, Core FFO, and AFFO Per Share — Diluted

	Q2 2018	Q2 2017	YTD 2018	YTD 2017
Net income (loss) (1)	$(0.03)	$0.02	$(0.06)	$(0.06)
FFO (2)	0.24	0.20	0.47	0.23
Core FFO (2)	0.29	0.25	0.58	0.50
AFFO (2)	0.24	0.21	0.48	0.43

(1)
No shares of common stock were outstanding prior to the close of the Company's initial public offering. As such, net income (loss) per share for YTD 2017 has been calculated based on operating results for the period from February 1, 2017 through June 30, 2017, and the weighted average number of shares outstanding during that same period, in accordance with GAAP.

(2)
No shares of common stock or OP Units were outstanding prior to the close of the Company's initial public offering. For YTD 2017, FFO, Core FFO, and AFFO per share have been calculated based on operating results for the full period from January 1, 2017 through June 30, 2017, and as if shares issued in connection with the IPO were issued on January 1, 2017.

Net Income (Loss)
Net income (loss) attributable to common shareholders for the three months ended June 30, 2018 was a loss of $0.03 per share, compared to income of $0.02 per share for the three months ended June 30, 2017. Total revenues and total operating and maintenance expenses for the three months ended June 30, 2018 were $432 million and $165 million, respectively, compared to $242 million and $93 million, respectively, for the three months ended June 30, 2017.

Net income (loss) attributable to common shareholders for the six months ended June 30, 2018 was a loss of $0.06 per share, compared to a loss of $0.06 per share for the prior year period during which the Company was public from February 1, 2017 to June 30, 2017. Total revenues and total operating and maintenance expenses for the six months ended June 30, 2018 were $856 million and $326 million, respectively, compared to $481 million and $181 million, respectively, for the prior year period during which the Company was public from February 1, 2017 to June 30, 2017.

Core FFO
Year-over-year, Core FFO for the three months ended June 30, 2018 increased 19.3% to $0.29 per share, primarily due to an increase in NOI per share, driven by higher revenues, lower adjusted general and administrative expense per share, and lower cash interest expense per share.

Year-over-year, Core FFO for the six months ended June 30, 2018 increased 16.3% to $0.58 per share, primarily due to an increase in NOI per share, driven by higher revenues, lower adjusted general and administrative expense per share, and lower cash interest expense per share.

AFFO
Year-over-year, AFFO for the three months ended June 30, 2018 increased 14.5% to $0.24 per share, primarily driven by the increase in Core FFO described above.

Year-over-year, AFFO for the six months ended June 30, 2018 increased 10.7% to $0.48 per share, primarily driven by the increase in Core FFO described above.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 3

Operating Results

Same Store Operating Results Snapshot

Number of homes in Same Store portfolio:	71,813

	Q2 2018	Q2 2017	YTD 2018	YTD 2017
Core revenue growth (year-over-year)	4.5%		4.3%
Core operating expense growth (year-over-year)	3.6%		4.3%
NOI growth (year-over-year)	5.0%		4.3%

Average occupancy	96.0%	95.8%	95.9%	95.8%
Turnover rate	9.4%	10.0%	17.0%	18.1%

Rental rate growth (lease-over-lease):
New leases	4.8%	5.5%	3.7%	4.5%
Renewals	4.7%	5.3%	4.8%	5.2%
Blended	4.7%	5.4%	4.4%	5.0%

Same Store NOI
For the Same Store portfolio of 71,813 homes, second quarter 2018 Same Store NOI increased 5.0% year-over-year on Same Store Core revenue growth of 4.5% and Same Store Core operating expense growth of 3.6%.

YTD 2018 Same Store NOI increased 4.3% year-over-year on Same Store Core revenue growth of 4.3% and Same Store Core operating expense growth of 4.3%.

Same Store Core Revenues
Second quarter 2018 Same Store Core revenue growth of 4.5% year-over-year was driven by a 4.0% increase in average monthly rent, a 0.2% increase in average occupancy to 96.0%, and a 8.9% increase in other property income, net of resident reimbursements.

YTD 2018 Same Store Core revenue growth of 4.3% year-over-year was driven by a 4.0% increase in average monthly rent, a 0.1% increase in average occupancy to 95.9%, and a 9.3% increase in other property income, net of resident reimbursements.

Same Store Core Operating Expenses
Second quarter 2018 Same Store Core operating expenses increased 3.6% year-over-year, driven primarily by increases in repair and maintenance expenses and property taxes, partially offset by increased efficiencies in various controllable costs including leasing and marketing costs and personnel costs. The increase in repair and maintenance expenses was primarily attributable to two correctable issues: 1) performance declines in two markets that were significantly impacted by personnel challenges, in contrast to most markets which have experienced limited personnel challenges through the integration; and 2) temporary declines in service technician productivity as teams adapt to newly integrated repairs and maintenance management technology that was implemented on an accelerated timeline in the second quarter, amplified by the time of year in which work order volume is seasonally the highest. Ultimately, the newly integrated technology is expected to raise productivity by increasing the percentage of service trips completed by in-house maintenance technicians versus third party vendors, and bundling more work orders per service trip, but will likely take longer to optimize than initially expected.

YTD 2018 Same Store Core operating expenses increased 4.3% year-over-year, driven primarily by increases in repair and maintenance expenses and property taxes, partially offset by decreases in leasing and marketing costs and personnel costs. The increase in repair and maintenance expenses was primarily attributable to the second quarter 2018 challenges described above,

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 4 as well as prioritization of service requests related to hurricane damage in the fourth quarter of 2017 that pushed routine, non-storm related service requests that otherwise would have been resolved in 2017 into the first quarter of 2018. With respect to property taxes, a one-time unfavorable impact in the first quarter of 2018 related to prior year Prop 13 accrual timing was offset by a corresponding one-time favorable impact in the second quarter of 2018.

Investment Management Activity
Invitation Homes acquired 263 homes for $79.6 million in the second quarter of 2018, including estimated renovation costs, and sold 348 homes for gross proceeds of $76.8 million, resulting in total portfolio home count of 82,424 homes at June 30, 2018.

Year-to-date, the Company acquired 453 homes for $132.2 million, including estimated renovation costs, and sold 599 homes for gross proceeds of $132.0 million.

Merger Integration Update
Important merger integration milestones were completed in the second quarter of 2018, ahead of schedule. Office space in fifteen of the Company's seventeen markets has now been consolidated, and integration of field teams and vendors onto one R&M management technology platform has been completed, both on an accelerated timeline. In addition, the Company launched its newly developed accounting platform in the third quarter of 2018.

As a result, synergy realization through August 8, 2018 has outpaced previous expectations by approximately $10 million. The Company has captured $34 million of annualized run-rate synergies to date, almost entirely related to G&A and property management, including $9 million of share-based compensation synergies. The final major integration milestone remaining to be accomplished is implementation of the Company's unified operating platform and field configuration in each market, with rollout to the field expected to begin in the fourth quarter of 2018, and be completed by mid-2019.

With the majority of integration milestones completed, cost synergies resulting from the merger can be estimated with greater certainty. As a result, the Company now expects annual run-rate cost synergies to be $5 million more favorable than its initial projection, and total between $50 million and $55 million. $35.0 million to $37.5 million of these synergies are now expected to be attributable to G&A and property management, and $15.0 million to $17.5 million of operating expense synergies continue to be expected. The Company continues to expect 75% of total identified cost synergies to be realized on a run-rate basis by the end of 2018, with the remainder to be achieved in the first half of 2019.

Balance Sheet and Capital Markets Activity
At June 30, 2018, the Company had $1,167 million in available liquidity through a combination of unrestricted cash and undrawn capacity on its revolving credit facility. The Company's total indebtedness at June 30, 2018 was $9,762 million, consisting of $7,687 million of secured debt and $2,075 million of unsecured debt.

As previously announced, the Company closed a seven-year (inclusive of extension options), floating rate securitization loan (IH 2018-2) on May 8, 2018 with a principal amount of $1,057 million, of which the Company retained $53 million to comply     with risk retention requirements. Total cost of funds for the loan was LIBOR + 138 basis points. On June 28, 2018, the Company closed another seven-year (inclusive of extension options), floating rate securitization loan (IH 2018-3) with a principal amount of $1,300 million, of which the Company retained $65 million to comply with risk retention requirements. Total cost of funds for the loan was LIBOR + 142 basis points. Net proceeds from IH 2018-2 and IH 2018-3 were used to repay in full the existing IH 2015-1, IH 2015-2, and IH 2015-3 floating rate securitization loans in the second quarter of 2018. In July 2018, the Company repaid an additional $200 million of securitization debt (CSH 2016-1) using the remaining proceeds from IH 2018-3 and cash on hand. These transactions are expected to lower the weighted average spread on the Company's floating rate debt by 25 basis points. As of June 30, 2018, and giving effect to the aforementioned second quarter and July transactions, weighted average years to maturity of the Company's debt would have been 5.4 years.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 5

The Company entered into additional forward interest rate swaps in the second quarter of 2018 to extend the duration of its hedges accordingly to match the extended duration of its maturities. After giving effect to these swaps, and based on the Company's current capital structure, the weighted average interest rate on total debt during the second quarter of 2018 would have been 3.3%, and the percentage of debt that will be fixed rate or swapped to fixed rate is expected to increase to above 90% beginning in January 2020 versus today's approximately 80%. Additional detail related to expected changes in weighted average interest rate and exposure to floating interest rates, based on the Company's current capital structure and current LIBOR rates, can be found on Supplemental Schedule 2(d).

Dividend
As previously announced, on August 3, 2018 the Company's Board of Directors declared a quarterly cash dividend of $0.11 per share of common stock. The dividend will be paid on or before August 31, 2018 to shareholders of record as of the close of business on August 16, 2018.

Full Year 2018 Guidance Update

FY 2018 Guidance

	Revised	Previous
	FY 2018	FY 2018
	Guidance	Guidance
Core FFO per share – diluted	$1.15 - $1.19	$1.13 - $1.21
AFFO per share – diluted	$0.94 - $0.98	$0.94 - $1.02

Same Store Core revenue growth	4.3 - 4.7%	4.0 - 5.0%
Same Store Core operating expense growth	4.6 - 5.4%	2.0 - 3.0%
Same Store NOI growth	3.8 - 4.8%	5.0 - 6.0%

Merger Synergy Impact
Guidance is inclusive of anticipated synergy savings resulting from Invitation Homes' merger with Starwood Waypoint Homes. Cost synergies are now expected to total $50 million to $55 million on a run-rate basis, up from previous guidance of $45 million to $50 million. The Company expects 75% of these total cost synergies to be realized on a run-rate basis by the end of 2018. The majority of NOI synergies are expected to be realized after transitioning to one operating platform for the Company’s field teams. Development of the unified operating platform remains on track to be completed in the fourth quarter of 2018, and related synergies remain on track to be achieved once market implementation of the platform is completed in the first half of 2019. As a result, the Company anticipates that synergy realization in 2018 will be almost entirely related to property management and G&A savings rather than NOI increases.

Changes to FY 2018 Guidance
The midpoints of revised Same Store Core revenue growth guidance and Core FFO per share guidance remain unchanged versus previous guidance, as favorable fundamentals are expected to continue support revenue growth, and lower than expected interest expense due to refinancing activity is likely to offset higher Same Store Core operating expenses. The midpoints of AFFO per share guidance and Same Store NOI guidance are lower than previous guidance, due primarily to temporarily higher expected operating expenses and capitalized expenses related to repairs and maintenance.

The increase in Same Store Core operating expense growth guidance is attributable to the two correctable issues related to repairs and maintenance expense discussed in the Operating Results section of this release, and an assumption that those issues continue to persist through the remainder of the year. At the midpoint, expense growth for all Same Store Core operating expenses, exclusive of real estate taxes, is now expected to be approximately 3.5%, versus an expected decrease of approximately 1% in the Company's previous guidance. At the midpoint, Same Store real estate taxes are expected to increase

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 6 approximately 6.5%, consistent with initial expectations. The table below summarizes the drivers of changes to the Company's Same Store operating expense guidance at the midpoint.

Changes to Same Store Operating Expenses at Guidance Range Midpoint

	Revised	Previous
	FY 2018	FY 2018
	Guidance Midpoint	Guidance Midpoint
Core operating expense growth, excluding real estate taxes (1)	3.5%	(1.0)%
Real estate tax growth (2)	6.5%	6.5%
Core operating expense growth (1)(2)	5.0%	2.5%

(1)
The increase in the midpoint of guidance for Core operating expense growth is entirely attributable to the two correctable issues related to repairs and maintenance expense discussed in the Operating Results section of this release, and an assumption that those issues continue to persist through the remainder of the year.

(2)
Includes the estimated impact of California property tax reassessments related to Proposition 13 due to the merger. Excluding this impact, year-over-year real estate expense growth guidance and Same Store Core operating expense growth guidance would be 5.0% and 4.25%, respectively.

Note: The Company does not provide guidance for the most comparable GAAP financial measures of net income (loss), total revenues, and property operating and maintenance, or a reconciliation of the forward-looking non-GAAP financial measures of Core FFO per share, AFFO per share, Same Store revenue growth, Same Store operating expense growth, and Same Store NOI growth to the comparable GAAP financial measures because it is unable to reasonably predict certain items contained in the GAAP measures, including non-recurring and infrequent items that are not indicative of the Company's ongoing operations. Such items include, but are not limited to, impairment on depreciated real estate assets, net (gain)/loss on sale of previously depreciated real estate assets, share-based compensation, casualty loss, non-Same Store revenues, and non-Same Store operating expenses. These items are uncertain, depend on various factors, and could have a material impact on our GAAP results for the guidance period.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 7

Earnings Conference Call Information
Invitation Homes has scheduled a conference call at 11:00 a.m. Eastern Time on Friday, August 10, 2018 to discuss results for the three months ended June 30, 2018. The domestic dial-in number is 1-888-317-6003, and the international dial-in number is 1-412-317-6061. The passcode is 3194017. An audio webcast may be accessed at www.invh.com. A replay of the call will be available through September 10, 2018, and can be accessed by calling 1-877-344-7529 (domestic) or 1-412-317-0088 (international) and using the replay passcode 10121756, or by using the link at www.invh.com.

Supplemental Information
The full text of the Earnings Release and Supplemental Information referenced in this release are available on Invitation Homes' Investor Relations website at www.invh.com.

Glossary & Reconciliations of Non-GAAP Financial and Other Operating Measures
Financial and operating measures found in the Earnings Release and Supplemental Information include certain measures used by Invitation Homes management that are measures not defined under accounting principles generally accepted in the United States ("GAAP"). These measures are defined in the Glossary in the Supplemental Information and, as applicable, reconciled to the most comparable GAAP measures.

About Invitation Homes
Invitation Homes is a leading owner and operator of single-family homes for lease, offering residents high-quality homes across America. With over 80,000 homes for lease in 17 markets across the country, Invitation Homes is meeting changing lifestyle demands by providing residents access to updated homes with features they value, such as close proximity to jobs and access to good schools. The Company's mission statement, "Together with you, we make a house a home," reflects its commitment to high-touch service that continuously enhances residents' living experiences and provides homes where individuals and families can thrive.

Investor Relations Contact
Greg Van Winkle

Phone: 844.456.INVH (4684)

Email: IR@InvitationHomes.com

Media Relations Contact
Claire Parker

Phone: 202.257.2329

Email: Media@InvitationHomes.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which include, but are not limited to, statements related to the Company’s expectations regarding the anticipated benefits of the merger with Starwood Waypoint Homes, the performance of the Company’s business, its financial results, its liquidity and capital resources, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks associated with achieving expected revenue synergies or cost savings from the merger, risks inherent to the single-family rental industry sector and the Company’s business model, macroeconomic factors beyond the Company’s control, competition in identifying and acquiring the Company’s properties, competition in the leasing market for quality residents, increasing property taxes, homeowners' association fees and insurance costs, the Company’s dependence on third parties for key services, risks related to evaluation of properties, poor resident selection and defaults and non-renewals by the Company’s residents, performance of the

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 8

Company’s information technology systems, and risks related to the Company’s indebtedness. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I. Item 1A. Risk Factors," of the Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at http://www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except to the extent otherwise required by law.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 9

Consolidated Balance Sheets
($ in thousands, except shares and per share data)

	June 30,	December 31,
	2018	2017
	(unaudited)
Assets:
Investments in single-family residential properties, net	$17,122,086	$17,312,264
Cash and cash equivalents	166,874	179,878
Restricted cash	243,048	236,684
Goodwill	258,207	258,207
Other assets, net	875,147	696,605
Total assets	$18,665,362	$18,683,638

Mortgage loans, net	$7,620,487	$7,580,153
Term loan facility, net	1,489,417	1,487,973
Revolving facility	—	35,000
Convertible senior notes, net	552,861	548,536
Accounts payable and accrued expenses	221,535	193,413
Resident security deposits	152,075	146,689
Other liabilities	45,410	41,999
Total liabilities	10,081,785	10,033,763

Equity:
Shareholders' equity
Preferred stock, $0.01 par value per share, 900,000,000 shares authorized, none outstanding at June 30, 2018 and December 31, 2017	—	—
Common stock, $0.01 par value per share, 9,000,000,000 shares authorized, 520,493,369 and 519,173,142 outstanding at June 30, 2018 and December 31, 2017, respectively	5,205	5,192
Additional paid-in-capital	8,619,302	8,602,603
Accumulated deficit	(303,801)	(157,595)
Accumulated other comprehensive income	118,954	47,885
Total shareholders' equity	8,439,660	8,498,085
Non-controlling interests	143,917	151,790
Total equity	8,583,577	8,649,875
Total liabilities and equity	$18,665,362	$18,683,638

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 10

Consolidated Statements of Operations
($ in thousands, except shares and per share amounts) (unaudited)

	Q2 2018	Q2 2017	YTD 2018	YTD 2017
Revenues:
Rental revenues	$403,848	$228,504	$799,640	$454,600
Other property income	28,578	13,712	56,455	26,366
Total revenues	432,426	242,216	856,095	480,966

Operating expenses:
Property operating and maintenance	165,423	92,840	326,190	181,008
Property management expense	14,348	9,135	31,512	20,584
General and administrative	24,636	18,426	52,272	76,692
Depreciation and amortization	146,450	67,515	290,950	135,092
Impairment and other	4,103	706	10,224	1,910
Total operating expenses	354,960	188,622	711,148	415,286
Operating income	77,466	53,594	144,947	65,680

Other income (expenses):
Interest expense	(97,226)	(57,358)	(189,525)	(125,930)
Other, net	1,631	(869)	3,367	(1,095)
Total other income (expenses)	(95,595)	(58,227)	(186,158)	(127,025)

Loss from continuing operations	(18,129)	(4,633)	(41,211)	(61,345)
Gain on sale of property, net of tax	3,941	10,162	9,443	24,483

Net income (loss)	(14,188)	5,529	(31,768)	(36,862)
Net income (loss) attributable to non-controlling interests	242	—	553	—

Net income (loss) attributable to common shareholders	$(13,946)	$5,529	$(31,215)	$(36,862)

				February 1, 2017
				through
	Q2 2018	Q2 2017	YTD 2018	June 30, 2017

Net income (loss) available to common shareholders — basic and diluted	$(14,155)	$5,420	$(31,646)	$(20,092)

Weighted average common shares outstanding — basic	520,509,058	311,771,221	520,087,371	311,723,463
Weighted average common shares outstanding — diluted	520,509,058	312,271,578	520,087,371	311,723,463

Net income (loss) per common share — basic	$(0.03)	$0.02	$(0.06)	$(0.06)
Net income (loss) per common share — diluted	$(0.03)	$0.02	$(0.06)	$(0.06)

Dividends declared per common share	$0.11	$0.06	$0.22	$0.06

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 11

Supplemental Schedule 1

Reconciliation of FFO, Core FFO, and AFFO
($ in thousands, except shares and per share amounts) (unaudited)

FFO Reconciliation	Q2 2018	Q2 2017	YTD 2018	YTD 2017
Net income (loss) available to common shareholders	$(14,155)	$5,420	$(31,646)	$(36,971)
Net income available to participating securities	209	109	431	109
Non-controlling interests	(242)	—	(553)	—
Depreciation and amortization on real estate assets	144,947	66,699	288,055	133,352
Impairment on depreciated real estate investments	1,671	95	2,274	1,132
Net gain on sale of previously depreciated investments in real estate	(3,941)	(10,162)	(9,443)	(24,483)
FFO	$128,489	$62,161	$249,118	$73,139

Core FFO Reconciliation	Q2 2018	Q2 2017	YTD 2018	YTD 2017
FFO	$128,489	$62,161	$249,118	$73,139
Noncash interest expense	11,543	5,137	20,038	20,271
Share-based compensation expense	8,016	8,216	17,514	52,460
IPO related expenses	—	656	—	8,287
Merger and transaction-related expenses	4,236	—	8,603	—
Severance expense	1,681	392	4,340	437
Casualty losses, net	2,432	611	7,950	778
Core FFO	$156,397	$77,173	$307,563	$155,372

AFFO Reconciliation	Q2 2018	Q2 2017	YTD 2018	YTD 2017
Core FFO	$156,397	$77,173	$307,563	$155,372
Recurring capital expenditures	(28,848)	(11,605)	(54,241)	(20,834)
AFFO	$127,549	$65,568	$253,322	$134,538

Weighted average common shares outstanding — diluted (1)	520,509,058	312,271,578	520,087,371	311,723,463

Net income (loss) per common share — diluted (1)	$(0.03)	$0.02	$(0.06)	$(0.06)

Weighted average shares and units outstanding — diluted (2)	530,509,568	312,271,578	530,417,389	311,723,463

FFO per share — diluted (2)	$0.24	$0.20	$0.47	$0.23
Core FFO per share — diluted (2)	$0.29	$0.25	$0.58	$0.50
AFFO per share — diluted (2)	$0.24	$0.21	$0.48	$0.43

(1)
No shares of common stock were outstanding prior to the close of the Company's initial public offering. As such, net income (loss) per share for YTD 2017 has been calculated based on operating results for the period from February 1, 2017 through June 30, 2017, and the weighted average number of shares outstanding during that same period, in accordance with GAAP.

(2)
No shares of common stock or OP Units were outstanding prior to the close of the Company's initial public offering. For YTD 2017, FFO, Core FFO, and AFFO per share have been calculated based on operating results for the full period from January 1, 2017 through June 30, 2017, and as if shares issued in connection with the IPO were issued on January 1, 2017.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 12

Supplemental Schedule 2(a)

Diluted Shares Outstanding
(unaudited)

Weighted Average Amounts for Net Income (Loss) (1)	Q2 2018	Q2 2017	YTD 2018	YTD 2017
Total common shares — diluted	520,509,058	312,271,578	520,087,371	311,723,463

Weighted average amounts for FFO, Core FFO, and AFFO (2)	Q2 2018	Q2 2017	YTD 2018	YTD 2017
Common shares — diluted	521,472,990	312,271,578	521,219,691	311,723,463
OP units	9,036,578	—	9,197,698	—
Total common shares and units — diluted	530,509,568	312,271,578	530,417,389	311,723,463

Period end amounts for FFO, Core FFO, and AFFO	June 30, 2018
Common shares — diluted	521,828,650
OP units	9,036,578
Total common shares and units — diluted	530,865,228

(1)
No shares of common stock were outstanding prior to the close of the Company's initial public offering. As such, YTD 2017 weighted average shares outstanding for net income (loss) are for the period from February 1, 2017 through June 30, 2017, in accordance with GAAP.

(2)
No shares of common stock or OP Units were outstanding prior to the close of the Company's initial public offering. As such, YTD 2017 weighted average shares and units outstanding for FFO, Core FFO, and AFFO are calculated as if shares issued in connection with the IPO were issued on January 1, 2017.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 13

Supplemental Schedule 2(b)

Debt Structure and Leverage Ratios — June 30, 2018
($ in thousands) (unaudited)

				Wtd Avg	Wtd Avg
				Interest	Years
Debt Structure	Balance		% of Total	Rate (1) (2)	to Maturity (2)
Secured:
Fixed	$999,448		10.2%	4.2%	8.9
Floating — swapped to fixed	4,620,000		47.3%	3.0%	5.0
Floating	2,067,723		21.2%	3.3%	6.5
Total secured	7,687,171		78.7%	3.3%	5.9

Unsecured:
Fixed (Convertible)	574,993		5.9%	3.3%	2.5
Floating — swapped to fixed	1,500,000		15.4%	3.8%	3.6
Floating	—		—%	—%	—
Total unsecured	2,074,993		21.3%	3.6%	3.3

Total Debt:
Fixed + floating swapped to fixed	7,694,441		78.8%	3.4%	5.1
Floating	2,067,723		21.2%	3.3%	6.5
Total debt	9,762,164		100.0%	3.4%	5.4
Unamortized discounts on notes payable	(25,301)
Deferred financing costs	(74,098)
Total Debt per Balance Sheet	9,662,765
Retained and repurchased certificates	(486,550)
Cash, ex-security deposits (3)	(258,037)
Deferred financing costs	74,098
Unamortized discounts on notes payable	25,301
Net debt	$9,017,577

Leverage Ratios	Q2 2018
Fixed charge coverage ratio	2.8	x
Net debt / annualized Adjusted EBITDAre	9.3	x

(1)	Includes the impact of interest rate swaps in place and effective as of June 30, 2018.

(2)	The impact of a July 2018 voluntary prepayment of $200,000 of the outstanding borrowings under CSH 2016-2, a securitized loan maturing in 2021, is not included in this table.

(3)	Represents cash and cash equivalents and the non-security deposit portion of restricted cash.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 14

Supplemental Schedule 2(c)

Debt Maturity Schedule — June 30, 2018 (1)
($ in thousands) (unaudited)
			Revolving			Wtd Avg
	Secured	Unsecured	Credit		% of	Interest
Debt Maturities, with Extensions (2)	Debt	Debt	Facility	Balance	Total	Rate (3)
2018	$—	$—	$—	$—	—%	—%
2019	—	229,993	—	229,993	2.4%	3.0%
2020	652,422	—	—	652,422	6.7%	3.0%
2021	1,132,514	—	—	1,132,514	11.6%	3.2%
2022	—	1,845,000	—	1,845,000	18.9%	3.7%
2023	768,807	—	—	768,807	7.9%	2.7%
2024	863,263	—	—	863,263	8.8%	3.6%
2025	3,270,717	—	—	3,270,717	33.5%	3.1%
2026	—	—	—	—	—%	—%
2027	999,448	—	—	999,448	10.2%	4.2%
	7,687,171	2,074,993	—	9,762,164	100.0%	3.4%
Unamortized discounts on notes payable	(3,169)	(22,132)	—	(25,301)
Deferred financing costs	(63,515)	(10,583)	—	(74,098)
Total per Balance Sheet	$7,620,487	$2,042,278	$—	$9,662,765

(1)	The impact of a July 2018 voluntary prepayment of $200,000 of the outstanding borrowings under CSH 2016-2, a securitized loan maturing in 2021, is not included in this table.

(2)	Assumes all extension options are exercised.

(3)	Includes the impact of interest rate swaps in place and effective as of June 30, 2018.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 15

Supplemental Schedule 2(d)

Cost to Maturity of Debt as of June 30, 2018
($ in thousands) (unaudited)

		Percentage of Weighted Average Debt Outstanding by Type				Weighted Average Cost by Instrument Type
	Weighted Average	Issued	Issued		Total	Spread to	Fixed Cost		Total Debt
	Amount of	Floating	Floating		Fixed	LIBOR	of		Including
	Debt	and	but Swapped	Issued	or Swapped	For Floating	Interest Rate	Fixed Rate	Swap
	Outstanding (1)	Not Swapped	to Fixed	Fixed	to Fixed	Rate Debt	Rate Swaps	Debt	Impact (2)
2H18	$9,762,164	21.2%	62.7%	16.1%	78.8%	1.6%	1.5%	3.9%	3.4%
2019	9,646,853	17.6%	67.2%	15.2%	82.4%	1.6%	1.9%	4.0%	3.6%
2020	9,220,222	10.7%	74.7%	14.6%	89.3%	1.6%	2.3%	4.0%	3.9%
2021	8,590,256	8.9%	75.4%	15.7%	91.1%	1.6%	2.5%	4.0%	4.0%
2022	6,068,469	18.9%	64.4%	16.7%	81.1%	1.4%	2.9%	4.2%	4.1%
2023	5,152,386	10.3%	70.3%	19.4%	89.7%	1.4%	2.9%	4.2%	4.2%
2024	5,081,539	10.4%	69.9%	19.7%	89.6%	1.4%	2.9%	4.2%	4.2%
2025	2,309,558	10.2%	46.5%	43.3%	89.8%	1.4%	2.9%	4.2%	4.2%
2026	999,448	—%	—%	100.0%	100.0%	N/A	N/A	4.2%	4.2%
2027	438,114	—%	—%	100.0%	100.0%	N/A	N/A	4.2%	4.2%

(1)	In each period, represents June 30, 2018 debt that remains outstanding, assuming all debt is held until final maturity with all extension options exercised.

(2)	Assumes June 30, 2018 LIBOR rate of 2.09% for all future periods.

Note: Schedule 2(d) is presented to show the estimated overall cost of Invitation Homes' debt, based on debt and interest rate swaps in place as of June 30, 2018, as well as the rate for 30-day LIBOR as of June 30, 2018. New debt not presented in this table may be issued, and/or existing debt presented in this table may be repaid prior to maturity. Similarly, new interest rate swaps may be put in place. 30-day LIBOR may also change. The aforementioned activities may change the amount of outstanding debt, the percentage of debt floating, swapped, or fixed, and/or the weighted average cost of debt and hedging instruments from what is presented in Schedule 2(d).

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 16

Supplemental Schedule 3(a)

Summary of Operating Information by Home Portfolio
($ in thousands) (unaudited)

Number of Homes, period-end	Q2 2018
Total portfolio	82,424
Same Store portfolio	71,813
Same Store % of Total	87.1%

Core Revenues	Q2 2018	Q2 2017	Change YoY	YTD 2018	YTD 2017	Change YoY
Total portfolio	$418,974	$237,217	76.6%	$828,567	$471,419	75.8%
Same Store portfolio	368,526	352,712	4.5%	730,470	700,330	4.3%

Core Operating expenses	Q2 2018	Q2 2017	Change YoY	YTD 2018	YTD 2017	Change YoY
Total portfolio	$151,971	$87,841	73.0%	$298,662	$171,461	74.2%
Same Store portfolio	133,321	128,694	3.6%	261,451	250,647	4.3%

Net Operating Income	Q2 2018	Q2 2017	Change YoY	YTD 2018	YTD 2017	Change YoY
Total portfolio	$267,003	$149,376	78.7%	$529,905	$299,958	76.7%
Same Store portfolio	235,205	224,018	5.0%	469,019	449,683	4.3%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 17

Supplemental Schedule 3(b)

Same Store Portfolio Operating Detail
($ in thousands) (unaudited)

			Change		Change			Change
	Q2 2018	Q2 2017	YoY	Q1 2018	Seq	YTD 2018	YTD 2017	YoY
Revenues:
Rental revenues	$355,356	$340,614	4.3%	$349,813	1.6%	$705,169	$677,182	4.1%
Other property income (1)	24,712	21,207	16.5%	24,171	2.2%	48,883	39,591	23.5%
Total revenues	380,068	361,821	5.0%	373,984	1.6%	754,052	716,773	5.2%
Less: Resident recoveries (1)	(11,542)	(9,109)	26.7%	(12,040)	(4.1)%	(23,582)	(16,443)	43.4%
Core revenues	368,526	352,712	4.5%	361,944	1.8%	730,470	700,330	4.3%

Fixed Expenses:
Property taxes (2)	63,296	61,055	3.7%	62,950	0.5%	126,246	119,669	5.5%
Insurance expenses	7,484	7,052	6.1%	6,958	7.6%	14,442	14,115	2.3%
HOA expenses	7,029	7,086	(0.8)%	7,046	(0.2)%	14,075	13,835	1.7%

Controllable Expenses:
Repairs and maintenance (3)	21,341	18,454	15.6%	18,774	13.7%	40,115	33,525	19.7%
Personnel	16,641	16,930	(1.7)%	17,621	(5.6)%	34,262	34,504	(0.7)%
Turnover	13,285	13,062	1.7%	11,123	19.4%	24,408	23,893	2.2%
Utilities (1)	10,395	8,006	29.8%	9,961	4.4%	20,356	15,338	32.7%
Leasing and marketing (4)	2,927	3,614	(19.0)%	2,877	1.7%	5,804	7,079	(18.0)%
Property administrative	2,465	2,544	(3.1)%	2,860	(13.8)%	5,325	5,132	3.8%
Property operating and maintenance expenses	144,863	137,803	5.1%	140,170	3.3%	285,033	267,090	6.7%
Less: Resident recoveries (1)	(11,542)	(9,109)	26.7%	(12,040)	(4.1)%	(23,582)	(16,443)	43.4%
Core operating expenses	133,321	128,694	3.6%	128,130	4.1%	261,451	250,647	4.3%

Net Operating Income	$235,205	$224,018	5.0%	$233,814	0.6%	$469,019	$449,683	4.3%

(1)
The year-over-year increases in other property income, utilities, and resident recoveries are primarily attributable to an ongoing transition in utility billing policy. Residents continue to be responsible for costs associated with their water, sewer, and waste removal services, but providers of these services now invoice Invitation Homes rather than the resident for payment. Invitation Homes pays the utility provider, and subsequently bills the resident for reimbursement, resulting in materially higher utility expense that is offset by materially higher resident recoveries.

(2)
California property tax reassessments related to the Company's IPO did not become estimable until Q2 2017, and as such, reassessment-related taxes attributable to all months from February 2017 to June 2017 were booked in Q2 2017. The amount of Same Store property taxes attributable to February 2017 and March 2017 that were booked in Q2 2017 totaled $749.

(3)
The year-over-year increase in repair and maintenance expenses in Q2 2018 was primarily attributable to two correctable issues: 1) performance declines in two markets that were significantly impacted by personnel challenges, in contrast to most markets which have experienced limited personnel challenges through the integration; and 2) temporary declines in service technician productivity as teams adapt to newly integrated repairs and maintenance management technology that was implemented on an accelerated timeline in the second quarter, amplified by the time of year in which work order volume is seasonally the highest. Ultimately, the newly integrated technology is expected to raise productivity by increasing the percentage of service trips completed by in-house maintenance technicians versus third party vendors, and bundling more work orders per service trip, but will likely take longer to optimize than initially expected. The year-over-year increase in repair and maintenance expenses in YTD 2018 was impacted by the same challenges, as well as prioritization of service requests related to hurricane damage in the fourth quarter of 2017 that pushed routine, non-storm related service requests that otherwise would have been resolved in 2017 into the first quarter of 2018.

(4)	Same Store leasing and marketing expense includes amortization of leasing commissions of $2,496, $2,686, $2,635, $5,131 and $5,466 for Q2 2018, Q2 2017, Q1 2018, YTD 2018 and YTD 2017, respectively.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 18

Supplemental Schedule 3(c)

Same Store Quarterly Operating Trends
(unaudited)

	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017

Average occupancy	96.0%	95.7%	95.3%	95.0%	95.8%
Turnover rate	9.4%	7.6%	7.6%	9.8%	10.0%
Trailing four quarters turnover rate	34.4%	35.0%	35.5%	N/A	N/A
Average monthly rent	$1,726	$1,706	$1,697	$1,682	$1,660
Rental rate growth (lease-over-lease):
New leases	4.8%	2.5%	1.4%	3.3%	5.5%
Renewals	4.7%	4.9%	4.9%	5.1%	5.3%
Blended	4.7%	4.0%	3.5%	4.4%	5.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 19

Supplemental Schedule 4

Portfolio Characteristics — As of and for the Quarter Ended June 30, 2018 (1)
(unaudited)
				Average
	Number of	Average	Average	Monthly	Percent of
	Homes	Occupancy	Monthly Rent	Rent PSF	Revenue
Western United States:
Southern California	8,334	96.0%	$2,262	$1.34	13.1%
Northern California	4,573	96.3%	1,938	1.27	6.5%
Seattle	3,359	95.2%	2,069	1.09	5.1%
Phoenix	7,464	96.6%	1,260	0.78	6.9%
Las Vegas	2,707	96.2%	1,512	0.76	3.0%
Denver	2,190	94.3%	1,886	1.06	3.0%
Western US Subtotal	28,627	96.0%	1,826	1.07	37.6%

Florida:
South Florida	9,258	94.3%	2,108	1.14	13.4%
Tampa	8,648	94.5%	1,597	0.87	9.7%
Orlando	5,880	96.0%	1,558	0.84	6.4%
Jacksonville	1,936	96.1%	1,607	0.81	2.2%
Florida Subtotal	25,722	94.9%	1,772	0.95	31.7%

Southeast United States:
Atlanta	12,428	95.3%	1,436	0.70	12.4%
Carolinas	4,988	94.2%	1,515	0.71	5.2%
Nashville	782	93.5%	1,820	0.85	1.0%
Southeast US Subtotal	18,198	94.9%	1,473	0.71	18.6%

Texas:
Houston	2,501	91.8%	1,535	0.79	2.7%
Dallas	2,256	94.2%	1,713	0.81	2.7%
Texas Subtotal	4,757	92.9%	1,620	0.80	5.4%

Midwest United States:
Chicago	3,951	93.5%	1,942	1.19	5.2%
Minneapolis	1,169	97.0%	1,816	0.92	1.5%
Midwest US Subtotal	5,120	94.3%	1,912	1.11	6.7%

Total / Average	82,424	95.1%	$1,725	$0.93	100.0%
Same Store Total / Average	71,813	96.0%	$1,726	$0.93	87.9%

(1)	All data is for the total portfolio, unless otherwise noted.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 20

Supplemental Schedule 5(a)

Same Store Core Revenue Growth Summary — YoY Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
YoY, Q2 2018	# Homes	Q2 2018	Q2 2017	Change	Q2 2018	Q2 2017	Change	Q2 2018	Q2 2017	Change
Western United States:
Southern California	6,856	$2,314	$2,195	5.4%	96.7%	96.1%	0.6%	$46,799	$44,044	6.3%
Northern California	3,273	1,894	1,772	6.9%	97.3%	97.3%	—%	18,596	17,379	7.0%
Seattle	3,038	2,056	1,944	5.8%	96.8%	96.8%	—%	18,719	17,727	5.6%
Phoenix	6,243	1,252	1,186	5.6%	97.2%	96.6%	0.6%	24,224	22,790	6.3%
Las Vegas	2,528	1,516	1,448	4.7%	96.4%	96.2%	0.2%	11,500	10,932	5.2%
Denver	1,890	1,893	1,802	5.0%	94.5%	95.2%	(0.7)%	10,503	9,991	5.1%
Western US Subtotal	23,828	1,826	1,729	5.6%	96.7%	96.4%	0.3%	130,341	122,863	6.1%

Florida:
South Florida	8,409	2,128	2,067	3.0%	95.1%	94.6%	0.5%	52,330	50,443	3.7%
Tampa	8,138	1,602	1,557	2.9%	95.0%	95.6%	(0.6)%	38,693	37,592	2.9%
Orlando	5,606	1,554	1,480	5.0%	96.8%	96.6%	0.2%	26,313	24,988	5.3%
Jacksonville	1,899	1,609	1,564	2.9%	96.4%	95.7%	0.7%	9,205	8,909	3.3%
Florida Subtotal	24,052	1,774	1,716	3.4%	95.6%	95.5%	0.1%	126,541	121,932	3.8%

Southeast United States:
Atlanta	11,398	1,437	1,381	4.1%	96.0%	95.9%	0.1%	48,656	46,634	4.3%
Carolinas	3,713	1,477	1,444	2.3%	95.6%	95.4%	0.2%	16,232	15,830	2.5%
Nashville	210	2,133	2,098	1.7%	94.0%	94.0%	—%	1,306	1,273	2.6%
Southeast US Subtotal	15,321	1,456	1,406	3.6%	95.9%	95.7%	0.2%	66,194	63,737	3.9%

Texas:
Houston	2,077	1,541	1,529	0.8%	94.6%	94.4%	0.2%	9,371	9,264	1.2%
Dallas	1,968	1,732	1,681	3.0%	94.6%	94.6%	—%	9,928	9,622	3.2%
Texas Subtotal	4,045	1,634	1,603	1.9%	94.6%	94.5%	0.1%	19,299	18,886	2.2%

Midwest United States:
Chicago	3,404	1,970	1,961	0.5%	96.6%	94.7%	1.9%	19,744	19,207	2.8%
Minneapolis	1,163	1,815	1,759	3.2%	97.6%	95.7%	1.9%	6,407	6,087	5.3%
Midwest US Subtotal	4,567	1,931	1,909	1.2%	96.8%	94.9%	1.9%	26,151	25,294	3.4%

Same Store Total / Average	71,813	$1,726	$1,660	4.0%	96.0%	95.8%	0.2%	$368,526	$352,712	4.5%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 21

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenue Growth Summary — Sequential Quarter
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
Seq, Q2 2018	# Homes	Q2 2018	Q1 2018	Change	Q2 2018	Q1 2018	Change	Q2 2018	Q1 2018	Change
Western United States:
Southern California	6,856	$2,314	$2,284	1.3%	96.7%	96.1%	0.6%	$46,799	$45,604	2.6%
Northern California	3,273	1,894	1,859	1.9%	97.3%	97.2%	0.1%	18,596	18,134	2.5%
Seattle	3,038	2,056	2,024	1.6%	96.8%	96.4%	0.4%	18,719	18,302	2.3%
Phoenix	6,243	1,252	1,234	1.5%	97.2%	97.2%	—%	24,224	23,773	1.9%
Las Vegas	2,528	1,516	1,493	1.5%	96.4%	96.6%	(0.2)%	11,500	11,422	0.7%
Denver	1,890	1,893	1,866	1.4%	94.5%	95.1%	(0.6)%	10,503	10,462	0.4%
Western US Subtotal	23,828	1,826	1,798	1.6%	96.7%	96.5%	0.2%	130,341	127,697	2.1%

Florida:
South Florida	8,409	2,128	2,108	0.9%	95.1%	94.6%	0.5%	52,330	51,344	1.9%
Tampa	8,138	1,602	1,587	0.9%	95.0%	94.7%	0.3%	38,693	37,983	1.9%
Orlando	5,606	1,554	1,533	1.4%	96.8%	96.7%	0.1%	26,313	25,873	1.7%
Jacksonville	1,899	1,609	1,595	0.9%	96.4%	96.0%	0.4%	9,205	9,118	1.0%
Florida Subtotal	24,052	1,774	1,756	1.0%	95.6%	95.2%	0.4%	126,541	124,318	1.8%

Southeast United States:
Atlanta	11,398	1,437	1,422	1.1%	96.0%	95.9%	0.1%	48,656	48,182	1.0%
Carolinas	3,713	1,477	1,464	0.9%	95.6%	94.8%	0.8%	16,232	15,968	1.7%
Nashville	210	2,133	2,153	(0.9)%	94.0%	87.2%	6.8%	1,306	1,253	4.2%
Southeast US Subtotal	15,321	1,456	1,441	1.0%	95.9%	95.5%	0.4%	66,194	65,403	1.2%

Texas:
Houston	2,077	1,541	1,537	0.3%	94.6%	95.8%	(1.2)%	9,371	9,352	0.2%
Dallas	1,968	1,732	1,715	1.0%	94.6%	94.5%	0.1%	9,928	9,767	1.6%
Texas Subtotal	4,045	1,634	1,623	0.7%	94.6%	95.2%	(0.6)%	19,299	19,119	0.9%

Midwest United States:
Chicago	3,404	1,970	1,960	0.5%	96.6%	95.4%	1.2%	19,744	19,169	3.0%
Minneapolis	1,163	1,815	1,794	1.2%	97.6%	96.2%	1.4%	6,407	6,238	2.7%
Midwest US Subtotal	4,567	1,931	1,917	0.7%	96.8%	95.6%	1.2%	26,151	25,407	2.9%

Same Store Total / Average	71,813	$1,726	$1,706	1.2%	96.0%	95.7%	0.3%	$368,526	$361,944	1.8%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 22

Supplemental Schedule 5(a) (Continued)

Same Store Core Revenue Growth Summary — YoY Year-To-Date
($ in thousands, except avg. monthly rent) (unaudited)

		Avg. Monthly Rent			Average Occupancy			Core Revenue
YoY, YTD 2018	# Homes	YTD 2018	YTD 2017	Change	YTD 2018	YTD 2017	Change	YTD 2018	YTD 2017	Change
Western United States:
Southern California	6,856	$2,299	$2,180	5.5%	96.4%	96.4%	—%	$92,403	$87,533	5.6%
Northern California	3,273	1,876	1,756	6.8%	97.3%	97.4%	(0.1)%	36,730	34,449	6.6%
Seattle	3,038	2,040	1,926	5.9%	96.6%	96.7%	(0.1)%	37,021	35,054	5.6%
Phoenix	6,243	1,243	1,175	5.8%	97.2%	96.7%	0.5%	47,997	45,185	6.2%
Las Vegas	2,528	1,504	1,440	4.4%	96.5%	96.0%	0.5%	22,922	21,680	5.7%
Denver	1,890	1,879	1,787	5.1%	94.8%	95.0%	(0.2)%	20,965	19,762	6.1%
Western US Subtotal	23,828	1,812	1,716	5.6%	96.6%	96.5%	0.1%	258,038	243,663	5.9%

Florida:
South Florida	8,409	2,118	2,057	3.0%	94.8%	94.7%	0.1%	103,674	100,417	3.2%
Tampa	8,138	1,594	1,549	2.9%	94.9%	95.5%	(0.6)%	76,676	74,657	2.7%
Orlando	5,606	1,544	1,470	5.0%	96.7%	96.5%	0.2%	52,186	49,451	5.5%
Jacksonville	1,899	1,602	1,560	2.7%	96.2%	94.8%	1.4%	18,323	17,594	4.1%
Florida Subtotal	24,052	1,765	1,708	3.3%	95.4%	95.4%	—%	250,859	242,119	3.6%

Southeast United States:
Atlanta	11,398	1,429	1,373	4.1%	95.9%	95.9%	—%	96,838	92,611	4.6%
Carolinas	3,713	1,471	1,436	2.4%	95.2%	95.2%	—%	32,200	31,446	2.4%
Nashville	210	2,142	2,090	2.5%	90.6%	94.0%	(3.4)%	2,559	2,541	0.7%
Southeast US Subtotal	15,321	1,448	1,398	3.6%	95.7%	95.7%	—%	131,597	126,598	3.9%

Texas:
Houston	2,077	1,541	1,524	1.1%	95.2%	94.9%	0.3%	18,723	18,493	1.2%
Dallas	1,968	1,732	1,670	3.7%	94.6%	94.6%	—%	19,695	19,101	3.1%
Texas Subtotal	4,045	1,634	1,595	2.4%	94.9%	94.8%	0.1%	38,418	37,594	2.2%

Midwest United States:
Chicago	3,404	1,965	1,955	0.5%	96.0%	94.7%	1.3%	38,913	38,254	1.7%
Minneapolis	1,163	1,805	1,747	3.3%	96.9%	96.0%	0.9%	12,645	12,102	4.5%
Midwest US Subtotal	4,567	1,924	1,902	1.2%	96.2%	95.1%	1.1%	51,558	50,356	2.4%

Same Store Total / Average	71,813	$1,716	$1,650	4.0%	95.9%	95.8%	0.1%	$730,470	$700,330	4.3%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 23

Supplemental Schedule 5(b)

Same Store NOI Growth and Margin Summary — YoY Quarter
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, Q2 2018	Q2 2018	Q2 2017	Change	Q2 2018	Q2 2017	Change	Q2 2018	Q2 2017	Change	Q2 2018	Q2 2017
Western United States:
Southern California	$46,799	$44,044	6.3%	$15,641	$15,334	2.0%	$31,158	$28,710	8.5%	66.6%	65.2%
Northern California	18,596	17,379	7.0%	5,524	5,641	(2.1)%	13,072	11,738	11.4%	70.3%	67.5%
Seattle	18,719	17,727	5.6%	5,530	5,299	4.4%	13,189	12,428	6.1%	70.5%	70.1%
Phoenix	24,224	22,790	6.3%	6,770	6,032	12.2%	17,454	16,758	4.2%	72.1%	73.5%
Las Vegas	11,500	10,932	5.2%	3,014	3,030	(0.5)%	8,486	7,902	7.4%	73.8%	72.3%
Denver	10,503	9,991	5.1%	2,163	2,138	1.2%	8,340	7,853	6.2%	79.4%	78.6%
Western US Subtotal	130,341	122,863	6.1%	38,642	37,474	3.1%	91,699	85,389	7.4%	70.4%	69.5%

Florida:
South Florida	52,330	50,443	3.7%	23,337	22,593	3.3%	28,993	27,850	4.1%	55.4%	55.2%
Tampa	38,693	37,592	2.9%	16,160	15,033	7.5%	22,533	22,559	(0.1)%	58.2%	60.0%
Orlando	26,313	24,988	5.3%	10,198	9,376	8.8%	16,115	15,612	3.2%	61.2%	62.5%
Jacksonville	9,205	8,909	3.3%	3,672	3,516	4.4%	5,533	5,393	2.6%	60.1%	60.5%
Florida Subtotal	126,541	121,932	3.8%	53,367	50,518	5.6%	73,174	71,414	2.5%	57.8%	58.6%

Southeast United States:
Atlanta	48,656	46,634	4.3%	16,749	15,978	4.8%	31,907	30,656	4.1%	65.6%	65.7%
Carolinas	16,232	15,830	2.5%	4,677	4,762	(1.8)%	11,555	11,068	4.4%	71.2%	69.9%
Nashville	1,306	1,273	2.6%	321	315	1.9%	985	958	2.8%	75.4%	75.3%
Southeast US Subtotal	66,194	63,737	3.9%	21,747	21,055	3.3%	44,447	42,682	4.1%	67.1%	67.0%

Texas:
Houston	9,371	9,264	1.2%	4,387	4,579	(4.2)%	4,984	4,685	6.4%	53.2%	50.6%
Dallas	9,928	9,622	3.2%	4,330	4,261	1.6%	5,598	5,361	4.4%	56.4%	55.7%
Texas Subtotal	19,299	18,886	2.2%	8,717	8,840	(1.4)%	10,582	10,046	5.3%	54.8%	53.2%

Midwest United States:
Chicago	19,744	19,207	2.8%	8,834	8,943	(1.2)%	10,910	10,264	6.3%	55.3%	53.4%
Minneapolis	6,407	6,087	5.3%	2,014	1,864	8.0%	4,393	4,223	4.0%	68.6%	69.4%
Midwest US Subtotal	26,151	25,294	3.4%	10,848	10,807	0.4%	15,303	14,487	5.6%	58.5%	57.3%

Same Store Total / Average	$368,526	$352,712	4.5%	$133,321	$128,694	3.6%	$235,205	$224,018	5.0%	63.8%	63.5%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 24

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — Sequential Quarter
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
Seq, Q2 2018	Q2 2018	Q1 2018	Change	Q2 2018	Q1 2018	Change	Q2 2018	Q1 2018	Change	Q2 2018	Q1 2018
Western United States:
Southern California	$46,799	$45,604	2.6%	$15,641	$14,745	6.1%	$31,158	$30,859	1.0%	66.6%	67.7%
Northern California	18,596	18,134	2.5%	5,524	5,548	(0.4)%	13,072	12,586	3.9%	70.3%	69.4%
Seattle	18,719	18,302	2.3%	5,530	5,129	7.8%	13,189	13,173	0.1%	70.5%	72.0%
Phoenix	24,224	23,773	1.9%	6,770	6,433	5.2%	17,454	17,340	0.7%	72.1%	72.9%
Las Vegas	11,500	11,422	0.7%	3,014	2,832	6.4%	8,486	8,590	(1.2)%	73.8%	75.2%
Denver	10,503	10,462	0.4%	2,163	1,425	51.8%	8,340	9,037	(7.7)%	79.4%	86.4%
Western US Subtotal	130,341	127,697	2.1%	38,642	36,112	7.0%	91,699	91,585	0.1%	70.4%	71.7%

Florida:
South Florida	52,330	51,344	1.9%	23,337	22,584	3.3%	28,993	28,760	0.8%	55.4%	56.0%
Tampa	38,693	37,983	1.9%	16,160	16,127	0.2%	22,533	21,856	3.1%	58.2%	57.5%
Orlando	26,313	25,873	1.7%	10,198	9,611	6.1%	16,115	16,262	(0.9)%	61.2%	62.9%
Jacksonville	9,205	9,118	1.0%	3,672	3,556	3.3%	5,533	5,562	(0.5)%	60.1%	61.0%
Florida Subtotal	126,541	124,318	1.8%	53,367	51,878	2.9%	73,174	72,440	1.0%	57.8%	58.3%

Southeast United States:
Atlanta	48,656	48,182	1.0%	16,749	15,688	6.8%	31,907	32,494	(1.8)%	65.6%	67.4%
Carolinas	16,232	15,968	1.7%	4,677	4,804	(2.6)%	11,555	11,164	3.5%	71.2%	69.9%
Nashville	1,306	1,253	4.2%	321	344	(6.7)%	985	909	8.4%	75.4%	72.5%
Southeast US Subtotal	66,194	65,403	1.2%	21,747	20,836	4.4%	44,447	44,567	(0.3)%	67.1%	68.1%

Texas:
Houston	9,371	9,352	0.2%	4,387	4,278	2.5%	4,984	5,074	(1.8)%	53.2%	54.3%
Dallas	9,928	9,767	1.6%	4,330	4,246	2.0%	5,598	5,521	1.4%	56.4%	56.5%
Texas Subtotal	19,299	19,119	0.9%	8,717	8,524	2.3%	10,582	10,595	(0.1)%	54.8%	55.4%

Midwest United States:
Chicago	19,744	19,169	3.0%	8,834	8,852	(0.2)%	10,910	10,317	5.7%	55.3%	53.8%
Minneapolis	6,407	6,238	2.7%	2,014	1,928	4.5%	4,393	4,310	1.9%	68.6%	69.1%
Midwest US Subtotal	26,151	25,407	2.9%	10,848	10,780	0.6%	15,303	14,627	4.6%	58.5%	57.6%

Same Store Total / Average	$368,526	$361,944	1.8%	$133,321	$128,130	4.1%	$235,205	$233,814	0.6%	63.8%	64.6%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 25

Supplemental Schedule 5(b) (Continued)

Same Store NOI Growth and Margin Summary — YoY Year-to-Date
($ in thousands) (unaudited)

	Core Revenue			Core Operating Expenses			Net Operating Income			Core NOI Margin
YoY, YTD 2018	YTD 2018	YTD 2017	Change	YTD 2018	YTD 2017	Change	YTD 2018	YTD 2017	Change	YTD 2018	YTD 2017
Western United States:
Southern California	$92,403	$87,533	5.6%	$30,386	$28,685	5.9%	$62,017	$58,848	5.4%	67.1%	67.2%
Northern California	36,730	34,449	6.6%	11,072	10,495	5.5%	25,658	23,954	7.1%	69.9%	69.5%
Seattle	37,021	35,054	5.6%	10,659	10,821	(1.5)%	26,362	24,233	8.8%	71.2%	69.1%
Phoenix	47,997	45,185	6.2%	13,203	11,889	11.1%	34,794	33,296	4.5%	72.5%	73.7%
Las Vegas	22,922	21,680	5.7%	5,846	5,854	(0.1)%	17,076	15,826	7.9%	74.5%	73.0%
Denver	20,965	19,762	6.1%	3,588	4,287	(16.3)%	17,377	15,475	12.3%	82.9%	78.3%
Western US Subtotal	258,038	243,663	5.9%	74,754	72,031	3.8%	183,284	171,632	6.8%	71.0%	70.4%

Florida:
South Florida	103,674	100,417	3.2%	45,921	44,323	3.6%	57,753	56,094	3.0%	55.7%	55.9%
Tampa	76,676	74,657	2.7%	32,287	29,334	10.1%	44,389	45,323	(2.1)%	57.9%	60.7%
Orlando	52,186	49,451	5.5%	19,809	18,828	5.2%	32,377	30,623	5.7%	62.0%	61.9%
Jacksonville	18,323	17,594	4.1%	7,228	6,793	6.4%	11,095	10,801	2.7%	60.6%	61.4%
Florida Subtotal	250,859	242,119	3.6%	105,245	99,278	6.0%	145,614	142,841	1.9%	58.0%	59.0%

Southeast United States:
Atlanta	96,838	92,611	4.6%	32,437	30,959	4.8%	64,401	61,652	4.5%	66.5%	66.6%
Carolinas	32,200	31,446	2.4%	9,481	9,532	(0.5)%	22,719	21,914	3.7%	70.6%	69.7%
Nashville	2,559	2,541	0.7%	665	581	14.5%	1,894	1,960	(3.4)%	74.0%	77.1%
Southeast US Subtotal	131,597	126,598	3.9%	42,583	41,072	3.7%	89,014	85,526	4.1%	67.6%	67.6%

Texas:
Houston	18,723	18,493	1.2%	8,665	8,883	(2.5)%	10,058	9,610	4.7%	53.7%	52.0%
Dallas	19,695	19,101	3.1%	8,576	7,983	7.4%	11,119	11,118	—%	56.5%	58.2%
Texas Subtotal	38,418	37,594	2.2%	17,241	16,866	2.2%	21,177	20,728	2.2%	55.1%	55.1%

Midwest United States:
Chicago	38,913	38,254	1.7%	17,686	17,655	0.2%	21,227	20,599	3.0%	54.5%	53.8%
Minneapolis	12,645	12,102	4.5%	3,942	3,745	5.3%	8,703	8,357	4.1%	68.8%	69.1%
Midwest US Subtotal	51,558	50,356	2.4%	21,628	21,400	1.1%	29,930	28,956	3.4%	58.1%	57.5%

Same Store Total / Average	$730,470	$700,330	4.3%	$261,451	$250,647	4.3%	$469,019	$449,683	4.3%	64.2%	64.2%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 26

Supplemental Schedule 5(c)

Same Store Lease-Over-Lease Rent Growth
(unaudited)

	Rental Rate Growth
	Q2 2018			YTD 2018
	Renewal	New	Blended	Renewal	New	Blended
	Leases	Leases	Average	Leases	Leases	Average
Western United States:
Southern California	5.7%	7.2%	6.1%	6.0%	6.0%	6.0%
Northern California	6.7%	10.3%	7.8%	6.8%	8.8%	7.4%
Seattle	7.0%	10.5%	8.4%	7.0%	7.6%	7.2%
Phoenix	5.7%	9.1%	7.0%	6.0%	7.8%	6.7%
Las Vegas	5.3%	5.6%	5.4%	5.4%	4.2%	5.0%
Denver	5.6%	4.7%	5.3%	5.8%	3.2%	4.9%
Western US Subtotal	5.9%	8.1%	6.6%	6.2%	6.5%	6.3%

Florida:
South Florida	3.9%	2.1%	3.3%	4.0%	1.5%	3.1%
Tampa	4.1%	3.5%	3.8%	4.1%	2.2%	3.3%
Orlando	5.0%	7.3%	5.9%	5.1%	6.6%	5.6%
Jacksonville	3.6%	5.4%	4.4%	3.5%	4.5%	3.9%
Florida Subtotal	4.2%	3.9%	4.1%	4.2%	3.0%	3.8%

Southeast United States:
Atlanta	4.5%	5.1%	4.7%	4.6%	4.1%	4.4%
Carolinas	3.8%	1.2%	2.9%	4.0%	0.7%	2.8%
Nashville	1.3%	(3.3)%	(0.5)%	1.7%	(3.7)%	(1.0)%
Southeast US Subtotal	4.3%	3.8%	4.1%	4.4%	2.9%	3.9%

Texas:
Houston	3.3%	(2.6)%	1.4%	3.4%	(2.2)%	1.7%
Dallas	4.4%	0.3%	2.9%	4.4%	(0.7)%	2.5%
Texas Subtotal	3.9%	(0.9)%	2.2%	3.9%	(1.3)%	2.1%

Midwest United States:
Chicago	2.5%	1.9%	2.3%	2.5%	(0.7)%	1.4%
Minneapolis	5.3%	5.3%	5.3%	5.2%	2.8%	4.3%
Midwest US Subtotal	3.2%	2.9%	3.1%	3.1%	0.2%	2.1%

Same Store Total / Average	4.7%	4.8%	4.7%	4.8%	3.7%	4.4%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 27

Supplemental Schedule 6

Same Store Cost to Maintain
($ in thousands, except per home amounts) (unaudited)

Total ($ 000)	Q2 2018	Q1 2018
Recurring operating expenses (gross):
R&M OpEx	$21,341	$18,774
Turn OpEx	13,285	11,123
Total recurring operating expense (gross)	34,626	29,897
R&M + Turn recoveries	(3,122)	(2,135)
Total recurring operating expenses (net)	$31,504	$27,762

Recurring capital expenditures:
R&M CapEx	$18,725	$14,062
Turn CapEx	6,314	7,805
Total recurring capital expenditures	$25,039	$21,867

Cost to maintain (gross):
R&M OpEx + CapEx	$40,066	$32,836
Turn OpEx + CapEx	19,599	18,928
Total cost to maintain (gross)	59,665	51,764
R&M + Turn recoveries	(3,122)	(2,135)
Total cost to maintain (net)	$56,543	$49,629

Per Home ($)	Q2 2018	Q1 2018
Total cost to maintain (gross)	$831	$721
R&M + Turn recoveries	(44)	(30)
Total cost to maintain (net)	$787	$691

Total Portfolio Capital Expenditure Detail
($ in thousands) (unaudited)

Total ($ 000)	Q2 2018	Q1 2018
Recurring CapEx	$28,848	$25,393
Value Enhancing CapEx	3,396	4,876
Initial Renovation CapEx	9,819	13,429
Total Capital Expenditures	$42,063	$43,698

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 28

Supplemental Schedule 7

Adjusted Property Management and G&A Reconciliation
($ in thousands) (unaudited)

Adjusted Property Management Expense	Q2 2018	Q2 2017	YTD 2018	YTD 2017
Property management expense (GAAP)	$14,348	$9,135	$31,512	$20,584
Adjustments:
Share-based compensation expense (1)	(1,242)	(1,336)	(3,186)	(5,309)
Adjusted property management expense	$13,106	$7,799	$28,326	$15,275

Adjusted G&A Expense	Q2 2018	Q2 2017	YTD 2018	YTD 2017
G&A expense (GAAP)	$24,636	$18,426	$52,272	$76,692
Adjustments:
Share-based compensation expense (2)	(6,774)	(6,880)	(14,328)	(47,151)
IPO related expenses	—	(656)	—	(8,287)
Merger and transaction-related expenses	(4,236)	—	(8,603)	—
Severance expense	(1,681)	(392)	(4,340)	(437)
Adjusted G&A expense	$11,945	$10,498	$25,001	$20,817

(1)	For Q2 2018, includes $191 related to IPO and pre-IPO grants. For YTD 2018, includes $1,092 related to IPO and pre-IPO grants. For Q2 2017 and YTD 2017, consists entirely of IPO and pre-IPO grants.

(2)
For Q2 2018, includes $1,322 related to IPO and pre-IPO grants and $752 related to merger grants. For YTD 2018, includes $3,590 related to IPO and pre-IPO grants and $1,515 related to merger grants. For Q2 2017 and YTD 2017, consists entirely of IPO and pre-IPO grants.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 29

Supplemental Schedule 8

Acquisitions and Dispositions — Q2 2018
(unaudited)

	3/31/2018	Q2 2018 Acquisitions (1)		Q2 2018 Dispositions(2)		6/30/2018
	Homes	Homes	Avg. Estimated	Homes	Average	Homes
	Owned	Acq.	Cost Basis	Sold	Sales Price	Owned
Western United States:
Southern California	8,361	10	$519,441	37	$353,198	8,334
Northern California	4,592	—	—	19	337,158	4,573
Seattle	3,294	67	359,344	2	337,250	3,359
Phoenix	7,435	46	289,871	17	179,324	7,464
Las Vegas	2,709	—	—	2	260,500	2,707
Denver	2,190	5	377,463	5	303,200	2,190
Western US Subtotal	28,581	128	347,593	82	307,736	28,627

Florida:
South Florida	9,314	2	383,265	58	223,121	9,258
Tampa	8,655	19	249,504	26	195,634	8,648
Orlando	5,856	35	289,689	11	199,106	5,880
Jacksonville	1,941	—	—	5	265,198	1,936
Florida Subtotal	25,766	56	279,396	100	215,437	25,722

Southeast United States:
Atlanta	12,405	43	225,367	20	123,185	12,428
Carolinas	4,958	36	272,481	6	164,511	4,988
Nashville	782	—	—	—	—	782
Southeast US Subtotal	18,145	79	246,836	26	132,722	18,198

Texas:
Houston	2,572	—	—	71	141,911	2,501
Dallas	2,266	—	—	10	177,220	2,256
Texas Subtotal	4,838	—	—	81	146,270	4,757

Midwest United States:
Chicago	4,005	—	—	54	236,444	3,951
Minneapolis	1,174	—	—	5	399,110	1,169
Midwest US Subtotal	5,179	—	—	59	250,229	5,120

Total / Average	82,509	263	$302,807	348	$220,805	82,424

(1)
Estimated stabilized cap rates on acquisitions during the quarter averaged 5.5%. Stabilized cap rate represents forecast nominal NOI for the twelve months following stabilization, divided by estimated cost basis.

(2)	Cap rates on dispositions during the quarter averaged 0.7%. Disposition cap rate represents actual NOI recognized in the twelve months prior to the month of disposition, divided by sales price.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 30

Glossary and Reconciliations

Glossary:
Average Estimated Cost Basis
Average estimated cost basis on acquisition represents the sum of purchase price, any closing adjustments, and estimated initial renovation expenditure for an acquired home or population of homes.

Average Monthly Rent
Average monthly rent represents average monthly rental income per home for occupied properties in an identified population of homes over the measurement period, and reflects the impact of non-service rental concessions and contractual rent increases amortized over the life of the lease.

Average Occupancy
Average occupancy for an identified population of homes represents (i) the total number of days that the homes in such population were occupied during the measurement period, divided by (ii) the total number of days that the homes in such population were owned during the measurement period.

Core NOI Margin
Core NOI margin for an identified population of homes is calculated by dividing NOI by Core revenues attributable to such population.

Core Operating Expenses
Core operating expenses for an identified population of homes reflect property operating and maintenance expenses, excluding any expenses recovered from residents.

Core Revenues
Core revenues for an identified population of homes reflects total revenues, net of any resident recoveries.

Cost to Maintain
Cost to maintain a home represents the sum of recurring repairs and maintenance and recurring turnover expenses (gross or net of resident reimbursements, as indicated in tables presented) and recurring capital expenditures.

EBITDA, EBITDAre, and Adjusted EBITDAre
EBITDA, EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. We define EBITDA as net income or loss computed in accordance with accounting principles generally accepted in the United States (“GAAP”) before the following items: interest expense; income tax expense; and depreciation and amortization. National Association of Real Estate Investment Trusts ("Nareit") recommends as a best practice that REITs operating as real estate companies which report an EBIDA performance measure also report EBITDAre in all financial reports for periods beginning after December 31, 2017. We define EBITDAre, consistent with the Nareit definition, as EBITDA, further adjusted for gain on sale of property, net of tax and impairment on depreciated real estate investments. Adjusted EBITDAre is defined as EBITDAre before the following items: share-based compensation expense; IPO related expenses; merger and transaction-related expenses; severance; casualty losses, net; acquisition costs; and interest income and other miscellaneous income and expenses. EBITDA, EBITDAre and Adjusted EBITDAre are used as supplemental financial performance measures by management and by external users of our financial statements, such as investors and commercial banks. Set forth below is additional detail on how management uses EBITDA, EBITDAre and Adjusted EBITDAre as measures of performance.

The GAAP measure most directly comparable to EBITDA, EBITDAre and Adjusted EBITDAre is net income or loss. EBITDA, EBITDAre and Adjusted EBITDAre are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our EBITDA, EBITDAre and Adjusted EBITDAre may not be comparable to the EBITDA, EBITDAre and Adjusted EBITDAre of other companies due to the fact that not all

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 31 companies use the same definitions of EBITDA, EBITDAre and Adjusted EBITDAre. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures is comparable with that of other companies.

See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income (loss) to EBITDA, EBITDAre and Adjusted EBITDAre.

Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO)
FFO, Core FFO, and Adjusted FFO are supplemental, non-GAAP measures often utilized to evaluate the performance of real estate companies. FFO is defined by Nareit as net income or loss (computed in accordance with GAAP) excluding gains or losses from sales of previously depreciated real estate assets, plus depreciation, amortization and impairment of real estate assets, and adjustments for unconsolidated partnerships and joint ventures.

We believe that FFO is a meaningful supplemental measure of the operating performance of our business because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure as it excludes historical cost depreciation and amortization, impairment on depreciated real estate investments, gains or losses related to sales of previously depreciated homes, as well non-controlling interests, from GAAP net income or loss.

The GAAP measure most directly comparable to Core FFO and Adjusted FFO is net income or loss. Core FFO and Adjusted FFO are not used as measures of our liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our Core FFO and Adjusted FFO may not be comparable to the Core FFO and Adjusted FFO of other companies due to the fact that not all companies use the same definition of Core FFO and Adjusted FFO. Accordingly, there can be no assurance that our basis for computing this non-GAAP measures is comparable with that of other companies.

Please see Supplemental Schedule 1 for a reconciliation of GAAP net income (loss) to FFO, Core FFO, and Adjusted FFO.

Initial Renovation CapEx
Initial renovation CapEx represents expenditures related to the first post-acquisition renovation of a home to bring the home to Invitation Homes standards and specifications.

Net Operating Income (NOI)
NOI is a non-GAAP measure often used to evaluate the performance of real estate companies. We define NOI for an identified population of homes as rental revenues and other property income less property operating and maintenance expense (which consists primarily of property taxes, insurance, HOA fees (when applicable), market-level personnel expenses, repairs and maintenance, leasing costs and marketing). NOI excludes: interest expense; depreciation and amortization; general and administrative expense; property management expense; impairment and other; acquisition costs; (gain) loss on sale of property, net of tax; and interest income and other miscellaneous income and expenses.

The GAAP measure most directly comparable to NOI is net income or loss. NOI is not used as a measure of liquidity and should not be considered as an alternative to net income or loss or any other measure of financial performance presented in accordance with GAAP. Our NOI may not be comparable to the NOI of other companies due to the fact that not all companies use the same definition of NOI. Accordingly, there can be no assurance that our basis for computing this non-GAAP measure is comparable with that of other companies.

We believe that Same Store NOI is also a meaningful supplemental measure of our operating performance for the same reasons as NOI and is further helpful to investors as it provides a more consistent measurement of our performance across reporting periods by reflecting NOI for homes in our Same Store portfolio.

See "Reconciliation of Non-GAAP Measures" below for a reconciliation of GAAP net income (loss) to NOI for our total portfolio and NOI for our Same Store portfolio.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 32

PSF
PSF means per square foot.

Recurring Capital Expenditures or Recurring CapEx
Recurring Capital Expenditures or Recurring CapEx represents general replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Rental Rate Growth
Rental rate growth for any home represents the percentage difference between the monthly rent from an expiring lease and the monthly rent from the next lease, and, in each case, reflects the impact of any amortized non-service rent concessions and contractual rent increases. Leases are either renewal leases, where our current resident chooses to stay for a subsequent lease term, or a new lease, where our previous resident moves out and a new resident signs a lease to occupy the same home.

Same Store / Same Store Portfolio
Same Store or Same Store portfolio includes, for a given reporting period, homes that have been stabilized for at least 15 months prior to January 1st of the year in which the Same Store portfolio was established, excluding homes that have been sold, homes that have been identified for sale to an owner occupant and have become vacant, and homes that have been deemed inoperable or significantly impaired by casualty loss events or force majeure.

Homes are considered stabilized if they have (i) completed an initial renovation and (ii) entered into at least one post-initial renovation lease. An acquired portfolio that is both leased and deemed to be of sufficiently similar quality and characteristics as the existing Invitation Homes Same Store portfolio may be considered stabilized at the time of acquisition.

Additionally, homes acquired via the Starwood Waypoint Homes merger have been deemed to qualify for the Same Store portfolio beginning in 2018 if they were stabilized, according to the Invitation Homes criteria for stabilization, within Starwood Waypoint Homes' portfolio prior to the merger.

We believe presenting information about the portion of our portfolio that has been fully operational for the entirety of a given reporting period and its prior year comparison period provides investors with meaningful information about the performance of our comparable homes across periods and about trends in our organic business. In order to provide meaningful comparative information across periods that, in some cases, pre-date the Starwood Waypoint Homes merger, all information regarding the performance of the Same Store portfolio for periods prior to December 31, 2017 is presented as though the Starwood Waypoint Homes merger was consummated on January 1, 2017.

Total Homes / Total Portfolio
Total homes or total portfolio refers to the total number of homes owned, whether or not stabilized, and excludes any properties previously acquired in purchases that have been subsequently rescinded or vacated.

Turnover Rate
Turnover rate represents the number of instances that homes in an identified population become unoccupied in a given period, divided by the number of homes in such population.

Value Enhancing CapEx
Value enhancing CapEx represents re-investment in stabilized homes, above and beyond general replacements to preserve and maintain the value and functionality of a home, for the purpose of enhancing expected risk-adjusted returns.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 33

Reconciliation of Non-GAAP Measures:

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, Quarterly
(in thousands) (unaudited)

	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017
Total revenues (Invitation Homes total portfolio)	$432,426	$423,669	$329,954	$243,536	$242,216
Starwood Waypoint Homes revenues (1)	—	—	84,775	166,546	149,761
Pro Forma total revenues	432,426	423,669	414,729	410,082	391,977
Non-Same Store revenues	(52,358)	(49,685)	(47,278)	(46,204)	(30,156)
Same Store revenues	380,068	373,984	367,451	363,878	361,821
Same Store resident recoveries	(11,542)	(12,040)	(9,511)	(9,594)	(9,109)
Same Store Core revenues	$368,526	$361,944	$357,940	$354,284	$352,712

(1)	Represents revenues generated by Starwood Waypoint Homes prior to its merger with Invitation Homes, expressed using Invitation Homes' definition of total revenues.

Reconciliation of Total Revenues to Same Store Total Revenues and Same Store Core Revenues, YTD
(in thousands) (unaudited)

	YTD 2018	YTD 2017
Total revenues (Invitation Homes total portfolio)	$856,095	$480,966
Starwood Waypoint Homes revenues (1)	—	295,929
Pro Forma total revenues	856,095	776,895
Non-Same Store revenues	(102,043)	(60,122)
Same Store revenues	754,052	716,773
Same Store resident recoveries	(23,582)	(16,443)
Same Store Core revenues	$730,470	$700,330

(1)	Represents revenues generated by Starwood Waypoint Homes prior to its merger with Invitation Homes, expressed using Invitation Homes' definition of total revenues.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 34

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses, Quarterly
(in thousands) (unaudited)

	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017
Property operating and maintenance expenses (total portfolio)	$165,423	$160,767	$117,220	$93,267	$92,840
Starwood Waypoint Homes operating expenses (1)	—	—	31,919	66,106	59,175
Pro Forma total operating expenses	165,423	160,767	149,139	159,373	152,015
Non-Same Store operating expenses	(20,560)	(20,597)	(15,742)	(18,104)	(14,212)
Same Store operating expenses	144,863	140,170	133,397	141,269	137,803
Same Store resident recoveries	(11,542)	(12,040)	(9,511)	(9,594)	(9,109)
Same Store Core operating expenses	$133,321	$128,130	$123,886	$131,675	$128,694

(1)
Represents property operating and maintenance expenses generated by Starwood Waypoint Homes prior to its merger with Invitation Homes, expressed using Invitation Homes' definition of property operating and maintenance expenses.

Reconciliation of Property Operating and Maintenance to Same Store Operating Expenses and Same Store Core Operating Expenses, YTD
(in thousands) (unaudited)

	YTD 2018	YTD 2017
Property operating and maintenance expenses (total portfolio)	$326,190	$181,008
Starwood Waypoint Homes operating expenses (1)	—	114,491
Pro Forma total operating expenses	326,190	295,499
Non-Same Store operating expenses	(41,157)	(28,409)
Same Store operating expenses	285,033	267,090
Same Store resident recoveries	(23,582)	(16,443)
Same Store Core operating expenses	$261,451	$250,647

(1)
Represents property operating and maintenance expenses generated by Starwood Waypoint Homes prior to its merger with Invitation Homes, expressed using Invitation Homes' definition of property operating and maintenance expenses.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 35

Reconciliation of Net Income (Loss) to NOI and Same Store NOI, Quarterly
(in thousands) (unaudited)

	Q2 2018	Q1 2018	Q4 2017	Q3 2017	Q2 2017
Net income (loss) available to common shareholders	$(14,155)	$(17,491)	$(46,236)	$(22,745)	$5,420
Net income available to participating securities	209	222	271	235	109
Non-controlling interests	(242)	(311)	(489)	—	—
Interest expense	97,226	92,299	74,244	56,796	57,358
Depreciation and amortization	146,450	144,500	107,020	67,466	67,515
General and administrative	24,636	27,636	63,585	27,462	18,426
Property management expense	14,348	17,164	11,908	10,852	9,135
Impairment and other	4,103	6,121	7,611	14,572	706
Gain on sale of property, net of tax	(3,941)	(5,502)	(5,657)	(3,756)	(10,162)
Other	(1,631)	(1,736)	477	(613)	869
NOI (total portfolio)	267,003	262,902	212,734	150,269	149,376
Starwood Waypoint Homes NOI (1)	—	—	52,856	100,440	90,586
Pro Forma total NOI	267,003	262,902	265,590	250,709	239,962
Non-Same Store NOI	(31,798)	(29,088)	(31,536)	(28,100)	(15,944)
Same Store NOI	$235,205	$233,814	$234,054	$222,609	$224,018

(1)	Represents NOI generated by Starwood Waypoint Homes prior to its merger with Invitation Homes, expressed using Invitation Homes' definition of NOI.

Reconciliation of Net Income (Loss) to NOI and Same Store NOI, YTD
(in thousands) (unaudited)

	YTD 2018	YTD 2017
Net income (loss) available to common shareholders	$(31,646)	$(36,971)
Net income available to participating securities	431	109
Non-controlling interests	(553)	—
Interest expense	189,525	125,930
Depreciation and amortization	290,950	135,092
General and administrative	52,272	76,692
Property management expense	31,512	20,584
Impairment and other	10,224	1,910
Gain on sale of property, net of tax	(9,443)	(24,483)
Other	(3,367)	1,095
NOI (total portfolio)	529,905	299,958
Starwood Waypoint Homes NOI (1)	—	181,438
Pro Forma total NOI	529,905	481,396
Non-Same Store NOI	(60,886)	(31,713)
Same Store NOI	$469,019	$449,683

(1)	Represents NOI generated by Starwood Waypoint Homes prior to its merger with Invitation Homes, expressed using Invitation Homes' definition of NOI.

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 36

Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
(in thousands) (unaudited)

	Q2 2018	Q2 2017	% Change	YTD 2018	YTD 2017	% Change
Net income (loss) available to common shareholders	$(14,155)	$5,420		$(31,646)	$(36,971)
Net income available to participating securities	209	109		431	109
Non-controlling interests	(242)	—		(553)	—
Interest expense	97,226	57,358		189,525	125,930
Depreciation and amortization	146,450	67,515		290,950	135,092
EBITDA	229,488	130,402		448,707	224,160
Gain on sale of property, net of tax	(3,941)	(10,162)		(9,443)	(24,483)
Impairment on depreciated real estate investments	1,671	95		2,274	1,132
EBITDAre	227,218	120,335		441,538	200,809
Share-based compensation expense	8,016	8,216		17,514	52,460
IPO related expenses	—	656		—	8,287
Merger and transaction-related expenses	4,236	—		8,603	—
Severance	1,681	—		4,340	—
Casualty losses, net	2,432	611		7,950	778
Other, net	(1,631)	869		(3,367)	1,095
Adjusted EBITDAre	$241,952	$130,687	85.1%	$476,578	$263,429	80.9%

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 37

Reconciliation of Net Debt / Annualized Adjusted EBITDAre
(in thousands, except for ratio) (unaudited)

As of
June 30, 2018
Mortgage loans, net	$7,620,487
Term loan facility, net	1,489,417
Revolving facility	—
Convertible senior notes, net	552,861
Total Debt per Balance Sheet	9,662,765
Retained and repurchased certificates	(486,550)
Cash, ex-security deposits (1)	(258,037)
Deferred financing costs	74,098
Unamortized discounts on note payable	25,301
Net Debt (A)	$9,017,577

For the Three
Months Ended
June 30, 2018
Adjusted EBITDAre (B)	$241,952

Annualized Adjusted EBITDAre (C = B x 4)	$967,808

Net debt / annualized Adjusted EBITDAre (A / C)	9.3	x

(1)	Represents cash and cash equivalents and the non-security deposit portion of restricted cash.

Reconciliation of Fixed Charge Coverage Ratio
(in thousands, except for ratio) (unaudited)

	For the Three
	Months Ended
	June 30, 2018
Interest expense	$97,226
Noncash interest expense	(11,543)
Fixed charges (A)	$85,683

Adjusted EBITDAre (B)	$241,952

Fixed charge coverage ratio (B / A)	2.8	x

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 38

Components of Noncash Interest Expense
(in thousands) (unaudited)

	Q2 2018	Q2 2017	YTD 2018	YTD 2017
Amortization of discounts on notes payable	$2,254	$59	4,508	114
Amortization of deferred financing costs	5,683	5,028	9,678	16,355
Change in fair value of interest rate derivatives	598	50	345	3,802
Amortization of swap fair value at designation	3,008	—	5,507	—
Total non-cash interest expense	$11,543	$5,137	$20,038	$20,271

Note: Refer to "Glossary and Reconciliations" for metric definitions and reconciliations of non-GAAP financial measures.
Q2 2018 Earnings Release and Supplemental Information — page 39